Exhibit 99

                       HEADWATERS TO ACQUIRE ISG RESOURCES

         --Merger Will Create the Market Leader in Providing Value-Added Services and Technology to the Coal-Fired Power Generation Industry--

DRAPER, UTAH, JULY 16, 2002 - HEADWATERS INCORPORATED (NASDAQ:HDWR) In a move that will create the market leader in providing value-added services and technology to the coal-fired power generation industry, Headwaters Incorporated (Nasdaq: HDWR; www.hdwtrs.com), today announced that it has agreed to acquire Industrial Services Group, Inc. ("ISG"), parent of ISG Resources, Inc., the nation's largest marketer and manager of coal combustion products. The acquisition, which is subject to regulatory approvals, is expected to close in 2002.

With over $216 million of revenue in calendar 2001, ISG is the premier supplier of post-combustion technology and services to the coal-fired electric utility industry. ISG's primary revenue source is the sale of fly ash, produced from the combustion of coal in the generation of electricity, as a substitute for cement in the production of concrete. ISG manages more than twice the amount of coal combustion products as its closest competitor, and sold over 47% of all fly ash used in the United States concrete industry in 2001. The combination of ISG and Headwaters will greatly broaden the combined companies' revenue base, provide future growth opportunities, increase the shared platform of energy technologies, and significantly reduce Headwaters' dependence on its qualified alternative fuels business.

The ISG transaction will further reposition Headwaters from a leading participant in the coal-based solid alternative fuel market to an integrated provider of technologies and services at numerous points along the coal value chain. Headwaters today is the market leader in pre-combustion treatment of coal, and ISG is the market leader in post-combustion treatment and handling of coal combustion products. Following closing, the new Headwaters will be the premier provider of pre- and post-combustion technologies and services, generating positive cash flow from both business segments.

Based in Salt Lake City, Utah, ISG employs approximately 760 people. The company had revenues of $216.2 million and EBITDA (earnings before interest expense, income taxes, depreciation and amortization) of $31.2 million in calendar 2001. Over the past three years, ISG has generated compound annual revenue growth of 17.6%. On a pro forma combined basis, revenues for the two companies are expected to exceed $300 million for the trailing twelve months ended June 30, 2002.

"ISG is an ideal partner for Headwaters, and through this acquisition we are bringing together the two leading providers of value-added coal processing services in the United States," stated Kirk Benson, Headwaters' CEO. "By adding ISG's market leadership in enhancing value of post-combustion coal products, notably fly ash, to Headwaters' proven pre-combustion energy technology, we will be creating an unparalleled ability to add value to coal and other fossil fuels for our power generation industry customers."

Under the terms of the agreement, Headwaters has agreed to issue two million shares of Headwaters common stock and to pay $31 million in cash to acquire 100% ownership of ISG. In addition, Headwaters will assume approximately $181 million of debt of ISG and ISG Resources, which is expected to be refinanced with lower cost bank financing. ISG is expected to have approximately $15 million of cash at closing, resulting in a net transaction value of approximately $227 million. The transaction is expected to be accretive to Headwaters' basic and diluted earnings per share for its fiscal year 2003. The calculation of the final purchase price may vary from these estimates based on the value of Headwaters' common stock at closing and total transaction costs. ISG's stockholders approved the merger at the time the merger agreement was executed.

Steve Creamer, CEO of ISG, stated: "The management team at ISG is very excited about joining forces with Headwaters to offer an integrated, technology-based approach to enhancing the efficiency and environmental friendliness of coal as a fuel source for the electric power industry. In an era of limited new domestic oil and gas production, and increasing dependence on imported energy, our combined companies will enjoy a strong leadership position in maximizing the potential of America's abundant coal reserves."

Following completion of the transaction, Steve Creamer has agreed to continue to serve as CEO of ISG Resources and will become a major shareholder of Headwaters. ISG's senior management team will also remain in place. Kirk Benson will serve as CEO of the combined company, which will continue to maintain its headquarters and primary business locations in the Salt Lake City area.

In connection with the transaction, Headwaters has received a commitment letter for a bank credit facility in the amount of $245 million. The facility consists of a five year term loan in the amount of $220 million to be used to fund the ISG acquisition and a $25 million revolving line of credit that will not be drawn at closing but will be available for general corporate purposes. As much as $181 million of the bank credit facility is expected to be used to repay existing higher interest debt of ISG. ISG Resources, Inc. has agreed to commence a tender offer and consent solicitation for its 10% Senior Notes due 2008 at a price of 101% of par, plus accrued interest, and has obtained a commitment from holders of more than 50% of the Senior Notes to participate in the tender offer and consent solicitation.

Headwaters and ISG will hold a conference call for investors at 11:00 a.m. MDT today, July 16th, when management from both Headwaters Incorporated and Industrial Services Group, Inc. will discuss the transaction and address any questions and/or comments. The call will be broadcast in real time over the Internet and can be accessed via the Investor Relations section on Headwaters' web site at www.hdwtrs.com.

Headwaters will announce earnings for its fiscal third quarter ended June 30, 2002 on July 25th prior to the market open. There will be a follow-up conference call held at 9:00 a.m. MDT to discuss the quarter's results. Headwaters expects to report record quarterly revenues and net income at that time. In addition, Headwaters expects to modestly exceed its previously stated full year earnings guidance for fiscal 2002 of $0.85 to $0.90 diluted earnings per share, excluding any impact from ISG's results. PricewaterhouseCoopers has also completed its re-audit of Headwaters' fiscal 2000 and fiscal 2001 financial statements, completing the previously announced replacement of Arthur Andersen as the company's outside auditor.

                                About Headwaters

Headwaters Incorporated is a world leader in developing and deploying alternative fuel and energy related technologies in the marketplace. Through its proprietary Covol Fuels process, Headwaters adds value to the production of coal-based solid alternative fuels primarily for use in electric power generation plants. Headwaters' Hydrocarbon Technologies, Inc. (HTI) subsidiary develops and commercializes catalyst and nano-catalyst technologies to convert coal and heavy oils into environment-friendly, higher value liquid fuels.

                                    About ISG

Industrial Services Group, Inc. and its subsidiary, ISG Resources, Inc. (www.isgresources.com) form the nation's largest provider of coal combustion products management and marketing services to the electric power industry. ISG serves more than 100 coal-fired electric power generation plants nationwide. Through its extensive distribution network of over 130 locations in North America, ISG is the leading provider of high quality fly ash to the building products and ready mixed concrete industries. ISG's manufactured products division is the leading developer of value-added fly ash-based concrete, stucco, mortar and block products. ISG also develops and deploys technologies for maintaining and improving fly ash quality. ISG is currently owned by management and Citigroup Venture Capital.

Forward Looking Statements

Certain statements contained in this document may be deemed to be forward-looking statements under federal securities laws, and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby.

Such forward-looking statements relate to: (i) the growth of Headwaters' revenues, earnings, or earnings per share; (ii) the ability of Headwaters to sustain the earnings stream from its alternative fuels business; (iii) the expectation that Headwaters' stock is undervalued or will increase in value in the future; (iv) the completion of the ISG acquisition or of any future acquisitions and the expectation that the value of such acquisitions will increase; (v) the commercialization of any technology acquired or developed.

Headwaters cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein.

Such factors include, but are not limited to: (a) the availability of tax credits to us and our licensees under the tax code; (b) our dependence on licensees to use our technology; (c) collection of payments outstanding; (d) limitations in the capital available to Headwaters to execute on its business plan, and the cost of that capital; (e) the ability of Headwaters to locate and close on attractive acquisition opportunities, including closing of the ISG acquisition; (f) the company's limited operating history with its new business strategy and its ability to sustain and manage its growth under that strategy;
(g) the success of the company in replacing and growing its financial performance before its legacy alternative fuels business declines; (h) the receipt and timing of regulatory approvals for the transaction; (i) the possibility that integration following closing will prove more difficult than expected.

More information about potential factors which could affect either company's business and financial results is included in Headwaters' Annual Report on Form 10-K and Form 10K/A for the fiscal year ended September 30, 2001, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. Information on Industrial Services Group, Inc.'s subsidiary, ISG Resources, Inc. is available in its Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Reports on form 10-Q, and other periodic filings and prospectuses. All forward-looking statements are based on information available to Headwaters and ISG on the date hereof, and neither company assumes any obligation to update such statements. Investors and security holders may obtain a free copy of the Annual and Quarterly Reports and other documents filed by Headwaters and ISG Resources with the Securities and Exchange Commission at the Commission's web site at http://www.sec.gov. Free copies of Headwaters' Annual Report and other filings with the Commission may also be obtained by directing a request to smadden@hdwtrs.com. Free copies of ISG Resources' filings may be obtained by directing a request to ceverest@isgresources.com.

The securities to be issued in the proposed merger will not be registered under the securities act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


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